FORM OF STOCK OPTION CONTRACT -
                1994 DIRECTORS STOCK OPTION PLAN



Dear (name):

I am pleased to advise you that the Committee (the "Committee") of the Board of Directors of CUC International Inc. (the "Corporation") which administers the Corporation's 1994 Directors Stock Option Plan (the "Plan") on November __, 199_ authorized the granting to you under the Plan of a non-statutory option to purchase 7,500 shares of common stock, $.01 par value, of the Corporation (the "Common Stock") at a price of $____________ per share (the "Exercise Price"), which the Committee believes to be the fair market value of the Common Stock on that date.

Terms not defined herein shall have the meaning set forth in the Plan.

1.   Your option may be exercised under the following terms:

          (a) This option shall not be transferable except by will or the laws of descent and distribution, unless such transfer is permitted by Rule 16b-3 under the Securities Exchange Act of 1934 and the Committee has approved such transferability.

          (b) Subject to the provisions of paragraphs (e) through (i) hereof, this option may be exercisable by you as follows:
           You may purchase some or all of the Common Stock for which options are herein granted on or after the date hereof.

          Your right to exercise this option shall be cumulative.

           This option shall expire on the tenth anniversary of the date hereof.

          (c) If required by the Corporation, prior to the delivery to you of a certificate or certificates representing the shares of Common Stock purchased by you upon the exercise of the option, you shall have deposited with the Corporation a non-disposition letter (restricting disposition by you of the shares of Common Stock) in form satisfactory to counsel for the Corporation. In no case may you sell the Common Stock purchased by you upon the exercise of this option until at least six months after the date hereof. You acknowledge that, unless the shares of Common Stock received upon exercise of this option shall have been registered under an effective registration statement under the Securities Act of 1933, as amended, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of such Act.

                               -2-


          (d)   In  the  event of a stock split, stock  dividend,
          recapitalization,        reorganization,        merger,
          consolidation, extraordinary dividend, split-up, spin-off, combination, stock repurchase, exchange of shares, warrants or rights offering to purchase stock at a price substantially below fair market value or other similar corporate event affecting the Common Stock, the number and kind of shares subject to this option and the Exercise Price shall be equitably adjusted
          (including by payment of cash to you) in the discretion of the Committee, as defined in the Plan, in order to preserve the benefits or potential benefits intended to be made available to you under this option. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjustments shall be subject to the same vesting schedule and restrictions to which this option is subject. No fractional shares of Common Stock shall be reserved or authorized or made subject to this option by any such adjustment.

          (e) In the event that the term of your membership on the Board of Directors expires because you (i) lose an election for a position on the Board of Directors, (ii) resign from the Board of Directors prior to attaining age 65 or (iii) fail to seek election to the Board of Directors for a term commencing prior to your attaining age 62 (in any case, other than on account of death or physical or mental disability), this option shall remain exercisable until the earlier to occur of the expiration of one month after the expiration of your term or the stated expiration date of this option, at which time this option shall expire.

          (f) In the event that the term of your membership on the Board of Directors expires because you (i) resign after age 65 or (ii) fail to seek election to the Board of Directors for a term commencing after you attain age 62, this option shall remain exercisable until the earlier to occur of the expiration of five years after the expiration of your term or the stated expiration date of this option, at which time this option shall expire.

          (g) In the event that the term of your membership on the Board of Directors expires because you become physically or mentally disabled (unless such expiration is described in paragraph (f) above) or you die, the options granted to you under this letter shall remain exercisable until the earlier to occur of the expiration of one year after the expiration of your term or the stated expiration date of such option, at which time such options shall expire.

          (h) In the event that you are removed from the Board of Directors by the shareholders of the Corporation or by the Board of Directors, options granted to you shall expire immediately upon such removal or disqualification.

                               (3)

(i) In the event you are appointed a "director emeritus" by the Board of Directors, and you cease to be a director emeritus because of physical or mental disability or death, the provisions of paragraph 1(g) shall apply; if you cease to be a director emeritus because of removal by the Board of Directors, the provisions of paragraph 1(h) shall apply; and if you cease to be a director emeritus for any other reason, the provisions of paragraph 1(f) shall apply.

2.   You may pay for shares purchased pursuant hereto as follows:

          (a) You may pay the Exercise Price per share in cash or by certified check at the time of exercise;

          (b) Provided that at the time of exercise Common Stock is publicly traded and quoted regularly in the Wall Street Journal, you may pay for the shares by delivery of already-owned shares of Common Stock owned by you free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued
          (a) if listed on a national securities exchange, at the average closing price for the ten (10) trading days immediately preceding the date of exercise or (b) otherwise at the average of the closing bid and ask quotations published in the Wall Street Journal for the ten (10) trading days immediately preceding the date of exercise; or

          (c) You may pay for the shares by any combination of the methods set forth in (a) and (b) above.



When you wish to exercise your stock option in whole or in part, please refer to the provisions of this letter and correspond in writing with the Secretary of the Corporation. This is not an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended.

Very truly yours,




E. Kirk Shelton
President and Chief Operating Officer